UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 17, 2024

COTERRA ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Memorial City Plaza 840 Gessner Road, Suite 1400 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	CTRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Coterra Energy Inc. (the “Company”) closed its previously announced registered public offering of $750,000,000 aggregate principal amount of its 5.40% senior notes due 2035 (the “2035 Notes”) and $750,000,000 aggregate principal amount of its 5.90% senior notes due 2055 (the “2055 Notes” and, together with the 2035 Notes, the “Notes”) on December 17, 2024. The 2035 Notes will mature on February 15, 2035, and the 2055 Notes will mature on February 15, 2055. The Notes were issued pursuant to an indenture, dated as of October 7, 2021 (the “Base Indenture”), by and between the Company, as issuer, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented and amended by a third supplemental indenture, dated as of December 17, 2024 (the “Third Supplemental Indenture”), by and between the Company and the Trustee.

The Notes are the Company’s senior unsecured obligations and rank senior in right of payment to all of the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes and equally in right of payment with all of the Company’s existing and future senior indebtedness that is not subordinated. The Notes are structurally subordinated to all indebtedness of the Company’s subsidiaries and effectively subordinated to any of the Company’s future secured indebtedness to the extent of the value of the collateral securing such indebtedness.

If  (A)(i) the consummation of the Company’s pending acquisition of all of the issued and outstanding equity ownership interests of certain affiliates of Franklin Mountain Energy Holdings, LP, a Delaware limited partnership (“Franklin Mountain Energy” and, such pending acquisition, the “Franklin Mountain Energy Transaction”), does not occur on or before the later of  (a) the date that is ten business days after February 26, 2025 and (b) the date that is ten business days after the date to which the target closing date under the purchase agreement governing such acquisition (the “Franklin Mountain Energy Purchase Agreement”) may be extended (such later date, the “Franklin Mountain Energy Outside Date”), (ii) prior to the Franklin Mountain Energy Outside Date, the Franklin Mountain Energy Purchase Agreement is terminated or (iii) the Company otherwise notifies the Trustee in writing that it will not pursue the consummation of the Franklin Mountain Energy Transaction (any such event described in clauses (A)(i)-(iii), a “Franklin Mountain Energy Termination Event”) or if  (B)(i) the consummation of the pending acquisition of certain assets from certain affiliates of Avant Natural Resources, LLC, a Delaware limited liability company (the “Avant Sellers” and, such pending acquisition, the “Avant Transaction”), does not occur on or before the later of  (a) the date that is ten business days after February 17, 2025 and (b) the date that is ten business days after any later date to which the Company and the Avant Sellers may agree to extend the outside date under the purchase agreement governing such acquisition (the “Avant Purchase Agreement” and, such later date, the “Avant Outside Date”), (ii) prior to the Avant Outside Date, the Avant Purchase Agreement is terminated or (iii) the Company otherwise notifies the Trustee in writing that it will not pursue the consummation of the Avant Transaction (any such event described in clauses (B)(i)-(iii), an “Avant Termination Event”), then the Company will be required to redeem the 2035 Notes at a redemption price equal to 101% of the principal amount of the 2035 Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date upon which such Notes will be redeemed (the “Special Mandatory Redemption Date”). Additionally, if both a Franklin Mountain Energy Termination Event and an Avant Termination Event occur, then the Company will also be required to redeem the 2055 Notes at a redemption price equal to 101% of the principal amount of the 2055 Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date.

The foregoing summary is not complete and is qualified in its entirety by reference to the full text of (i) the Base Indenture attached as Exhibit 4.1 hereto, (ii) the Third Supplemental Indenture attached as Exhibit 4.2 hereto, (iii) the form of the 2035 Notes attached as Exhibit 4.3 hereto and (iv) the form of the 2055 Notes attached as Exhibit 4.4 hereto, the terms of which are, in each case, incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of October 7, 2021, by and between Coterra Energy Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2021).
4.2	Third Supplemental Indenture, dated as of December 17, 2024, by and between Coterra Energy Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.3	Form of 5.40% Senior Note due 2035 (included in Exhibit 4.2).
4.4	Form of 5.90% Senior Note due 2055 (included in Exhibit 4.2).
5.1	Opinion of Baker Botts L.L.P.
23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTERRA ENERGY INC.

By:	/s/ TODD M. ROEMER
Todd M. Roemer
Vice President and Chief Accounting Officer

Date: December 17, 2024